REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
To the Trustees of Eaton Vance Municipals Trust and
Shareholders of Eaton Vance Alabama Municipals Fund, Eaton
Vance Arkansas Municipals Fund, Eaton Vance Georgia
Municipals Fund, Eaton Vance Kentucky Municipals Fund,
Eaton Vance Louisiana Municipals Fund, Eaton Vance Maryland Municipals Fund, Eaton Vance Missouri Municipals Fund, Eaton
Vance North Carolina Municipals Fund, Eaton Vance Oregon
Municipals Fund, Eaton Vance South Carolina Municipals Fund,
Eaton Vance Tennessee Municipals Fund, and Eaton Vance
Virginia Municipals Fund:
In planning and performing our audits of the financial statements of Eaton Vance Alabama Municipals Fund, Eaton Vance
Arkansas Municipals Fund, Eaton Vance Georgia Municipals
Fund, Eaton Vance Kentucky Municipals Fund, Eaton Vance
Louisiana Municipals Fund, Eaton Vance Maryland Municipals
Fund, Eaton Vance Missouri Municipals Fund, Eaton Vance
North Carolina Municipals Fund, Eaton Vance Oregon
Municipals Fund, Eaton Vance South Carolina Municipals Fund,
Eaton Vance Tennessee Municipals Fund, and Eaton Vance
Virginia Municipals Fund (collectively, the "Funds"), certain of the series constituting Eaton Vance Municipals Trust, for the year ended August 31, 2005 (on which we have issued our report dated October 14, 2005), in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund's ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operations, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2005.
This report is intended solely for the information and use of management, the Trustees of Eaton Vance Municipals Trust and Shareholders of the Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 14, 2005
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